Exhibit 99

EXECUTION COPY

JUNIOR SECURED DEBTOR-IN-POSSESSION

CREDIT FACILITY AGREEMENT

dated as of February 18, 2005

among

US AIRWAYS, INC.,

a Debtor and Debtor-in-Possession

under Chapter 11 of the Bankruptcy Code

as Borrower,

US AIRWAYS GROUP, INC., PSA AIRLINES, INC.,

PIEDMONT AIRLINES, INC. and MATERIAL

SERVICES COMPANY, INC.,

Debtors and Debtors-in-Possession

under Chapter 11 of the Bankruptcy Code

as Guarantors,

and

EASTSHORE AVIATION, LLC,

as Lender

i

ii

SCHEDULES:

Schedule 1	–	Shares of New Common Stock
EXHIBITS
Exhibit A	–	Form of Notice of Borrowing
Exhibit B-1	–	Form of Tranche A Note
Exhibit B-2	–	Form of Tranche B Note
Exhibit B-3	–	Form of Tranche C Note

iii

THIS JUNIOR SECURED DEBTOR-IN-POSSESSION CREDIT FACILITY AGREEMENT (this “Agreement”) is made and entered into as of February 18, 2005, among (a) US AIRWAYS, INC., a Delaware corporation, as Borrower (the “Borrower”), (b) US AIRWAYS GROUP, INC., a Delaware corporation (the “Parent”), PSA AIRLINES, INC., a Pennsylvania corporation, PIEDMONT AIRLINES, INC., a Maryland corporation, and MATERIAL SERVICES COMPANY, INC., a Delaware corporation, as Guarantors (collectively, the “Guarantors”), each of Borrower and Guarantors (collectively, the “Loan Parties”) being a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Case”), and (c) EASTSHORE AVIATION, LLC, as Lender (the “Lender”). The capitalized terms used herein, unless otherwise defined herein, have the meanings given them in Article I.

INTRODUCTORY STATEMENTS

1. On September 12, 2004 (the “Petition Date”), each of the Borrower and the Guarantors filed a voluntary petition with the Bankruptcy Court initiating the Chapter 11 Case and has continued in the possession of its assets and in the management of its business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

2. The Borrower has requested that the Lender make a credit facility available to it in an aggregate principal amount not to exceed $125,000,000 (the “DIP Credit Facility”).

3. The DIP Credit Facility will provide for three tranches of term loans as further described in Section 2.02.

4. The proceeds of the DIP Credit Facility will be used to provide working capital and for other general corporate purposes of the Borrower consistent with the provisions of Section 2.06.

5. To provide credit enhancement for the repayment of the DIP Credit Facility, the Borrower will provide to the Lender the following (each as more fully described herein):

(a) a guaranty from the Guarantors of the due and punctual payment and performance of the Guarantied Obligations of the Borrower hereunder; and

(b) pursuant to Section 364(c)(3) of the Bankruptcy Code, a valid, perfected and enforceable Lien as provided for herein (subject only to Permitted Encumbrances) upon all right, title and interest of the Borrower in, to and under all Collateral, junior only to the Liens upon such Collateral securing the obligations owing to the ATSB Lender Parties under the ATSB Loan Agreement (to the extent and only to the extent such Collateral secures the Loans, the “DIP Security Interest”).

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Act” means the Air Transportation Safety and System Stabilization Act, P.L. 107-42, as the same may be amended from time to time.

“Additional Amount” has the meaning as set forth in Section 2.08(a).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning set forth in the preamble hereto.

“ATSB” means the Air Transportation Stabilization Board, created pursuant to Section 102 of the Act.

“ATSB Lender Parties” has the meaning ascribed to such term in the ATSB Loan Agreement.

“ATSB Loan Agreement” means that certain $1,000,000,000 Loan Agreement, dated as of March 31, 2003, among the Loan Parties and the lenders parties specified therein, as amended, supplemented or otherwise modified from time to time.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time, or any subsequent legislation that amends, supplements or supersedes such provisions.

“Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division, or such other court having jurisdiction over the Chapter 11 Case from time to time.

“Borrower” has the meaning set forth in the preamble hereto.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by law to remain closed; provided that, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateral” has the meaning ascribed to such term in the Final Order.

“Catastrophic Adverse Change” means any condition or event that had or has a catastrophic effect on the business operations of the Borrower and the Guarantors, and their respective Subsidiaries, taken as a whole, such as a major terrorist event or war (whether declared or not), that causes the cessation of a material portion of the Borrower’s business operations, but shall not include such things as a general weakening of the revenue environment, increased fuel prices, or labor disruptions that do not have a catastrophic effect on the Borrower’s business operations.

“Certificated Air Carrier” means a Citizen of the United States holding an aircraft operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code or any analogous successor provision of the U.S.C., for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of 11 U.S.C. Section 1110 or any analogous successor provision of the Bankruptcy Code.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower or a Guarantor; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower or a Guarantor by Persons who were neither (i) nominated by the board of directors of the Parent nor (ii) appointed by directors so nominated; or (c) the Borrower or any Guarantor (other than the Parent) shall cease to be a Subsidiary of the Parent.

“Chapter 11” means chapter 11 of the Bankruptcy Code.

“Chapter 11 Case” has the meaning set forth in the preamble hereto.

“Chapter 11 Plan” means the Joint Plan of Reorganization to be filed by the Borrower on behalf of the Borrower and its affiliate debtors and debtors-in-possession (including the Guarantors) with the Bankruptcy Court in the Chapter 11 Case.

“Citizen of the United States” has the meaning given to such term in Section 40102(a)(15) of Title 49 of the Transportation Code, or any subsequent legislation that amends, supplements or supersedes such provisions.

“Closing Date” shall mean the first Business Day after the entry of the DIP Order by the Bankruptcy Court, or such other date agreed in writing between the Borrower and the Lender.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all property that secures the obligations of the Borrower or the Guarantors to the ATSB Loan Parties as specified in the ATSB Loan Agreement, the Final Order and the First Supplemental Cash Collateral Order, as well as any property that secures the obligations of the Borrower or the Guarantors to the ATSB Loan Parties as specified in any future order issued by the Bankruptcy Court relating to the use of Cash Collateral.

“Commitment” shall mean the commitment of the Lender to make the Loans.

“Contingent Obligation” means, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person other than a Guarantor and its Subsidiaries (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Creditors’ Committee” means the Committee of Unsecured Creditors appointed in the Chapter 11 Case pursuant to Section 1102 of the Bankruptcy Code.

“Default” means any event or condition which upon the giving of any required notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“DIP Credit Facility” has the meaning set forth in the recitals hereto.

“DIP Order” means the order of the Bankruptcy Court, in form and substance reasonably satisfactory to Lender, entered in the Chapter 11 Case after a final hearing pursuant to Sections 105(a), 362, 363, and 364 of the Bankruptcy Code and Bankruptcy Rule 4001, and from which no appeal has been timely filed, or if timely filed, no stay pending appeal shall have been granted, together with all extensions, modifications, and amendments thereto, authorizing Borrower to obtain secured, super-priority credit, incur indebtedness, and grant Liens to the Lender under this Agreement and the other Loan Documents and providing for the super-priority of Lender’s claims, pursuant to Sections 364(c)(1), 503(b) and 507(b) of the Bankruptcy Code,

with priority over all other administrative expense claims, subject and subordinate only to the administrative expense claims granted to the ATSB Lender Parties in connection with the ATSB Loan Agreement (including the carve-outs provided therein), and containing a finding of the Bankruptcy Court that Lender has acted in good faith in connection with this Agreement, all as set forth in such order.

“DIP Security Interest” has the meaning set forth in the recitals hereto.

“Disclosure Statement” means the Joint Disclosure Statement to be filed by the Borrower on behalf of the Borrower and its affiliated debtors and debtors-in-possession (including the Guarantors) with the Bankruptcy Court in the Chapter 11 Case.

“Disposition” has the meaning set forth Section 6.02.

“Dollars” or “$” refers to lawful money of the United States of America.

“Draw Date” shall mean any of the dates on which a Loan may be disbursed.

“Effective Date” means the date on which the Chapter 11 Plan becomes effective.

“Events of Default” has the meaning assigned to such term in Section 8.01.

“Excluded Taxes” means, with respect to any and all payments to the Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower under the Security Documents, net or gross income taxes, branch profits taxes, franchise and excise taxes (to the extent imposed in lieu of net income taxes), and all interest, penalties and liabilities with respect thereto, imposed on the Lender, in each case by the jurisdiction under the laws of which the Lender is organized or has its principal place of business or its applicable lending office or is otherwise doing business (other than a jurisdiction in which the Lender would not be deemed to be doing business but for the Transaction), or any political subdivision thereof.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Parent or the Borrower, as the context may require.

“Final Order” means the Final Order entered by the Bankruptcy Court on October 14, 2004, (a) authorizing the Loan Parties’ use of Cash Collateral and (b) providing adequate protection pursuant to Bankruptcy Rules 4001(b) and 4001(d).

“First Supplemental Cash Collateral Order” means that certain First Supplemental Cash Collateral Order entered by the Bankruptcy Court on January 13, 2005, pursuant to which the Borrower is authorized to use Cash Collateral of the ATSB Lender Parties.

“Fully Diluted Basis” means the number of shares of New Common Stock, without duplication, which are issued and outstanding or owned or held, as applicable, at the date of determination plus the number of shares of New Common Stock issuable pursuant to any securities, warrants, rights or options then outstanding convertible into or exchangeable or exercisable for (whether or not subject to contingencies or passage of time, or both) shares of

New Common Stock, exclusive of shares of New Common Stock issuable to General Electric Capital Corporation (“GECC”) in accordance with the Convertible Note (the “GECC Convertible Note”) to be received by GECC upon the Loan Parties emergence from the Chapter 11 Case pursuant to that certain Master Memorandum of Understanding and related term sheets entered into as of November 24, 2004, among the Loan Parties and GECC.

“GAAP” means generally accepted accounting principles in the United States of America.

“GECC” has the meaning set forth in the definition of “Fully Diluted Basis” above.

“GECC Convertible Note” has the meaning set forth in the definition of “Fully Diluted Basis” above.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantied Obligations” has the meaning set forth in Section 3.01.

“Guarantors” has the meaning set forth in the preamble hereto.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Contingent Obligations of such Person in respect of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, Contingent Obligations or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, and (j) all obligations, Contingent Obligations or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Independent Director” means a member of the Board of Directors of the Reorganized Parent who meets the standards for independence of the Nasdaq National Market or the national stock exchange on which the New Common Stock is then quoted or listed as of the time of such determination.

“Initial Payment Date” means for each of the Tranche A Note, the Tranche B Note and the Tranche C Note, the date that is ninety (90) days from the Draw Date applicable to such Note.

“Interest Period” means for each of the Tranche A Note, the Tranche B Note and the Tranche C Note, the ninety (90) day period commencing on (and including) the Draw Date applicable to such Note and ending on (but excluding) the Initial Payment Date applicable to such Note and thereafter each successive period commencing on (and including) the preceding Payment Date for such Note and ending on (but excluding) the next succeeding Payment Date.

“Interest Rate” means for each Interest Period for each of the Tranche A Note, the Tranche B Note and the Tranche C Note, respectively, a fixed rate equal to LIBOR plus 6.5% determined as of the Draw Date applicable for such Note.

“JSA Agreement” means that certain Jet Service Agreement, dated February 18, 2005, between the Borrower and the Lender, regarding the use and operation of up to seventy (70) CRJ-200 aircraft.

“Lender” has the same meaning set forth in the preamble hereto.

“Letter of Credit” means one or more irrevocable standby letters of credit issued by Branch Banking and Trust Company of Virginia in favor of the Borrower in the aggregated principal amount of $100 million, which letter(s) of credit shall be in form and substance reasonably acceptable to the Borrower, and which shall secure the obligations of the Lender to fund each of the Tranche A Loan and the Tranche B Loan.

“LIBOR” means, with respect to each of the Tranche A Note, the Tranche B Note and the Tranche C Note, the offered rate in the London interbank market on the Draw Date applicable to such Note, for deposits in Dollars of amounts equal or comparable to the then unpaid amount of the Loan evidenced by such Note offered for a term comparable to the initial Interest Period for such Note, as shown on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate as of 11:00 a.m., London time, two (2) Business Days prior to such Draw Date; provided, however, that (A) if more than one offered rate as described above appears on such Telerate screen, the rate used to determine LIBOR will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100 of 1%) of such offered rates, and (B) if no such offered rates appear, the rate used for such initial Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100 of 1%) of rates quoted by Bank of America, N.A – London Branch (and its successor) at approximately 4:00 p.m., London time, two (2) Business Days prior to the Draw Date for deposits in Dollars offered to leading European banks for a period comparable to the initial Interest Period for such Note in an amount comparable to such unpaid principal amount of such Note. If the agent for the ATSB Lender Parties ceases generally to use such Telerate screen for determining interest rates based on eurodollar deposit rates, a comparable internationally recognized interest rate reporting service shall be used to determine such offered rates.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means, collectively, this Agreement, the Notes, the Security Documents, any other agreement entered into between Lender and Borrower or Guarantors in connection with this Agreement, and any and all instruments and documents evidencing, securing or otherwise relating to any or all of the Guarantied Obligations, all as amended or extended from time to time.

“Loan Parties” has the meaning set forth in the preamble hereto.

“Loans” means, collectively, the Tranche A Loan, the Tranche B Loan and the Tranche C Loan, and individually a “Loan.”

“Maturity Date” means the earlier of (i) the Effective Date, (ii) in the event that the Bankruptcy Court shall not have entered an order approving the Disclosure Statement prior to such date, October 31, 2005 and (iii) December 31, 2005, or such later date as the Lender may from time to time specify in writing.

“Maturity Event” has the meaning set forth in Section 2.02(c).

“New Common Stock” has the meaning set forth in Section 2.04(a).

“Notes” shall mean, collectively, the Tranche A Note, the Tranche B Note and the Tranche C Note, and individually a “Note.”

“Notice” has the meaning set forth in Section 6.09(f).

“Notice of Borrowing” shall mean that borrowing notice substantially in the form of Exhibit A attached hereto.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Security Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Security Document.

“Parent” has the meaning set forth in the preamble hereto.

“Payment Date” means, with respect to each Note, (i) the Initial Payment Date for such Note, (ii) thereafter, each date that is ninety (90) days after the preceding Payment Date, and (iii) the Maturity Date, provided that if any Payment Date would otherwise be a day which is not a Business Day such Payment Date shall be the next succeeding Business Day.

“Payment Default” means any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default under Section 8.01(a) or Section 8.01(b).

“Permitted Encumbrances” means:

(a) Liens arising on account of the Guarantied Obligations under the Security Documents or otherwise;

(b) Liens for Taxes not yet due or Liens for Taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of a Guarantor, Borrower, or any Subsidiary of a Guarantor or the Borrower, as the case may be) have been established in accordance with GAAP;

(c) Liens in respect of the Collateral imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlord’s Liens, and other similar Liens and governmental charges arising in the ordinary course of business, and which either (1) do not in the aggregate materially detract from the value of any Collateral or materially impair the use thereof in the operation of the business of the Borrower or a Guarantor or any of their respective Subsidiaries or (2) are being contested in good faith by appropriate proceedings, which proceedings are not reasonably likely to result in the forfeiture or sale of the property or asset subject to such Lien;

(d) Liens arising out of judgments or awards against the Borrower or a Guarantor or any of their respective Subsidiaries with respect to which an appeal or proceeding for review is being prosecuted in good faith and which judgment or award shall be vacated, discharged, satisfied or stayed or bonded pending appeal within sixty (60) days from the entry thereof; and

(e) Liens in favor of the ATSB Lender Parties arising in connection with the ATSB Loan Agreement and the First Supplemental Cash Collateral Order securing the obligations owing to the ATSB Lender Parties thereunder;

provided that, except as described in subsections (a) and (e) above, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petition Date” has the meaning set forth in the recitals hereto.

“Postpetition,” when used with respect to any agreement or instrument, any claim or proceeding or any other matter, shall refer to an agreement or instrument that was entered into or became effective, or a claim or proceeding that arose or was instituted, or another matter that occurred, on and after the Petition Date.

“Prepayment Date” has the meaning set forth in Section 2.05(a).

“Prepetition,” when used with respect to any agreement or instrument, any claim or proceeding or any other matter, shall refer to an agreement or instrument that was entered into or became effective, or a claim or proceeding that arose or was instituted, or another matter that occurred, prior to the Petition Date.

“Process Agent” has the meaning set forth in Section 9.07(b).

“Reorganized Parent” means the Parent, reorganized as of the Effective Date in accordance with the Chapter 11 Plan.

“Requirement of Law” means any law, treaty, rule or regulation or determination of an arbitrator or a court or other Government Authority.

“Rescheduled Draw Date” shall have the meaning set forth in Section 2.03(c).

“Security Documents” means such documents, agreements and filings, including all UCC financing statements, as may be entered and/or filed with respect to the security interests granted hereunder.

“Shares Repayment Alternative” shall have the meaning set forth in Section 2.04(a).

“Specific Borrowing Notice” has the meaning set forth in Section 2.03(c).

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent. Unless otherwise expressly specified, when used herein “Subsidiary” shall mean a Subsidiary of the Borrower or a Guarantor, as the context may require.

“Substantial Investor” means a new investor who invests at least $100 million in the Reorganized Parent in connection with the Chapter 11 Plan.

“Taxes” means any and all present or future taxes, levies, imposts, duties, fees, deductions, charges or withholdings imposed by any Governmental Authority.

“Tranche A Borrowing Date” shall have the meaning assigned to such term in Section 2.02(a).

“Tranche A Loan” shall have the meaning assigned to such term in Section 2.02(a).

“Tranche A Note” shall have the meaning assigned to such term in Section 2.04(b).

“Tranche B Borrowing Date” shall have the meaning assigned to such term in Section 2.02(b).

“Tranche B Loan” shall have the meaning assigned to such term in Section 2.02(b).

“Tranche B Note” shall have the meaning assigned to such term in Section 2.04(b).

“Tranche C Borrowing Date” shall have the meaning set forth in Section 2.02(c).

“Tranche C Loan” shall have the meaning assigned to such term in Section 2.02(c).

“Tranche C Note” shall have the meaning assigned to such term in Section 2.04(b).

“Transactions” means the execution, delivery and performance by the Guarantors and the Borrower of this Agreement and the borrowing of Loans, and the execution, delivery and performance by the Borrower of the JSA Agreement.

“Transportation Code” means Title 49 of the United States Code which, among other things, recodified and replaced the U.S. Transportation Code of 1958 and the regulations promulgated thereunder, or any subsequent legislation that amends, supplements or supersedes such provisions.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof “ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that if the Parent or the Borrower notifies the Lender that the Parent or the Borrower, as the case may be, requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date of this Agreement in GAAP or in the application thereof on the operation of such provision (or if the Lender notifies the Parent or the Borrower that the Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

The Facility

SECTION 2.01. Commitments.

(a) Subject to the terms and conditions set forth herein, the Lender agrees to make the Loans in the aggregate principal amount of $125,000,000.

(b) The Commitments shall be secured in part by the Letter of Credit.

(c) The Commitments shall expire on the earlier of (i) the Tranche C Borrowing Date or (ii) the date the Lender terminates such Commitments in accordance with Section 8.01.

SECTION 2.02. Loans.

The Lender agrees, on the terms and subject to the conditions set forth in this Agreement, to make to the Borrower:

(a) a $75 million single lump sum advance (the “Tranche A Loan”) on the Closing Date (the “Tranche A Borrowing Date”);

(b) a $25 million single lump sum advance (the “Tranche B Loan”) on the thirtieth (30th) day after the date of entry of the DIP Order by the Bankruptcy Court (the “Tranche B Borrowing Date”); and

(c) a $25 million single lump sum advance (the “Tranche C Loan”) on the later of (i) June 24, 2005, (ii) three Business Days after the Lender has delivered any aircraft to the Borrower pursuant to the JSA Agreement; and (iii) the entry by the Bankruptcy Court of an order approving the Disclosure Statement in the Chapter 11 Case; provided, however, that in no event shall such advance occur later than September 30, 2005 (such later date, the “Tranche C Borrowing Date”), and provided further, however, that in the event that the Maturity Date shall have occurred prior to the Tranche C Borrowing Date (such event being referred to as a “Maturity Event”) then (x) if the Maturity Event arises as a result of the occurrence of the Effective Date and the Borrower’s repayment of the Loans by means of the Shares Repayment Alternative prior to the Maturity Date, the Lender shall remit to the Reorganized Parent an amount equal to the Tranche C Loan on the Tranche C Borrowing Date, not as a Loan, but as an equity payment in consideration of the New Common Stock issued to the Lender pursuant to the Share Repayment Alternative, in full satisfaction of the obligation of the Lender and the

Borrower in respect of the Tranche C Loan, and (y) if such Maturity Event arises for any reason other than the occurrence of the Effective Date prior to the Maturity Date, then neither the Lender nor the Borrower shall have any further obligation with respect to the Tranche C Loan.

SECTION 2.03. Borrowings.

(a) Upon the execution and delivery of the Notice of Borrowing to the Lender at least one (1) Business Day prior to the Closing Date, on the Tranche A Borrowing Date, the Lender shall make available to the Borrower by wire transfer of immediately available funds, or by the Borrower’s draw on the Letter of Credit, the principal amount of the Tranche A Loan.

(b) Upon each of the Tranche B Borrowing Date and Tranche C Borrowing Date, unless the Borrower shall have provided the Lender with a Specific Borrowing Notice (as provided in subsection (c) below), the Borrower shall be deemed to have delivered to the Lender a duly executed Notice of Borrowing, satisfying the requirements of Section 5.02(d) and (e) with respect to the Tranche B Loan or the Tranche C Loan, as applicable, and the Lender shall make available to the Borrower on the applicable Draw Date the principal amount of the Tranche B Loan or Tranche C Loan, as applicable, by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Borrower most recently designated by it for such purpose by notice to the Lender (or with respect to the Tranche B Loan, by the Borrower’s draw on the Letter of Credit). Notwithstanding the foregoing, if the Lender does not receive a Specific Borrowing Notice, the Lender may, prior to the scheduled Draw Date, require that the Borrower execute and deliver a Notice of Borrowing.

(c) In the event that (i) the Borrower will be unable to make the certifications, representations and warranties in the Notice of Borrowing on any Draw Date, or (ii) elects not to borrow a Loan on the applicable Draw Date, then the Borrower shall, at least two (2) Business Days in advance of such Draw Date, deliver to the Lender written notice describing (x) the certifications, representations and warranties in the Notice of Borrowing that it is unable to make on such Draw Date or (y) the request not to have the Loan funded on the applicable Draw Date, as the case may be (each such notice, a “Specific Borrowing Notice”); provided, however, that with respect to any Loan regarding which the Borrower is either unable to make the requisite certifications, representations and warranties in the Notice of Borrowing on the applicable Draw Date, or elects not to borrow such Loan on such Draw Date, the Borrower shall thereafter be entitled to borrow any such Loan on any date subsequent to the originally scheduled Draw Date, but prior to the earlier of the Tranche C Borrowing Date and the expiration of the Commitments (the “Rescheduled Draw Date”), by delivery of a Notice of Borrowing containing the requisite certifications, representations and warranties three (3) Business Days prior to such Rescheduled Draw Date.

SECTION 2.04. Repayment of the Loans; Evidence of Debt; Promissory Notes.

(a) The Borrower hereby unconditionally promises to pay, in cash, to the Lender the aggregate outstanding principal amount of each of the Loans on the Maturity Date; provided, however, that if the Borrower shall not have prepaid the Loans pursuant to Section 2.05, and the Chapter 11 Plan shall become effective, the Reorganized Parent shall issue to the Lender under the Chapter 11 Plan, in lieu of a cash payment, and the Lender shall accept in full satisfaction of

Borrower’s obligations to repay the Loans (the “Shares Repayment Alternative”), that number of shares of common stock of the Reorganized Parent (the “New Common Stock”) on a Fully Diluted Basis determined in accordance with Schedule 1 attached hereto, and the Loan Parties shall implement the provisions of Section 6.09 in connection with and under the Chapter 11 Plan; provided, however, that in no event shall the New Common Stock issuable to the Lender on a Fully Diluted Basis as of the Effective Date represent less than 19.2308% of the total New Common Stock of the Reorganized Parent.

(b) The Borrower agrees that to evidence further its obligation to repay the principal amount of the Tranche A Loan, Tranche B Loan and Tranche C Loan, as the case may be, with accrued interest thereon, it shall, on the applicable Draw Date issue and deliver to the Lender a secured promissory note substantially in the form of Exhibit B-1, B-2 or B-3 hereto, as applicable (respectively, the “Tranche A Note,” the “Tranche B Note” and the “Tranche C Note”). Each Tranche A Note, Tranche B Note and Tranche C Note shall (i) be dated the date of its issuance, (ii) reflect the principal amount of the Tranche A Loan, Tranche B Loan or Tranche C Loan, as the case may be, (iii) be repayable as to principal in accordance with the provisions of this Agreement, (iv) bear interest in accordance with the appropriate provisions of this Agreement, and (v) be otherwise in conformity with the terms of this Agreement.

(c) The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the Lender resulting from the Loans made by the Lender, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder.

(d) The entries in the account or accounts maintained pursuant to paragraph (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) The Notes shall be the legal, valid and binding obligation of the Borrower and shall be enforceable against the Borrower in accordance with their terms. If any Note is mutilated, lost, stolen or destroyed, then, (i) upon receipt by the Borrower of evidence reasonably satisfactory to it of the ownership of and the mutilation, loss, theft or destruction of such Note and (ii) (A) in the case of loss, theft or destruction, receipt of indemnity reasonably satisfactory to it, or (B) in the case of mutilation, upon surrender and cancellation thereof, the Borrower shall issue a new Note of the same date, maturity and denomination as the Note so mutilated, lost, stolen or destroyed, together with an officer’s certificate of the Borrower certifying and warranting as to the due authorization, execution and delivery of such new Note.

SECTION 2.05. Prepayment of the Loans.

(a) At any time on or before the later of (i) the thirtieth (30th) day after the Tranche B Borrowing Date and (ii) April 30, 2005 (such later date, the “Prepayment Date”), the Borrower shall have the right to prepay the Loans then outstanding, in full, without premium or penalty. The Borrower shall have no right to prepay the Loans after the Prepayment Date.

(b) The Borrower shall notify the Lender by telephone (confirmed by telecopy) of such prepayment of the Loans, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment. Such notice shall specify the Prepayment Date and the principal amount of the Loans to be prepaid. Such prepayment shall be accompanied by accrued interest to the extent required by Section 2.07.

(c) Amounts prepaid may not be reborrowed.

SECTION 2.06. Use of Proceeds. Borrower may use the proceeds of the Loans for any general corporate purpose.

SECTION 2.07. Interest.

(a) On each Payment Date and on the Maturity Date, the Borrower hereby agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from and including the Closing Date until payment in full thereof at the rates per annum set forth in this Section 2.07. Subject to Section 2.07(b), each Loan shall bear interest for each Interest Period at the Interest Rate.

(b) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest for the period after the due date, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable to the Loan as provided in Section 2.07(a).

(c) All interest hereunder shall be computed on the basis of a year of three hundred sixty (360) days and for the actual number of days elapsed (including the first day but excluding the last day). LIBOR shall be determined by the Lender, and such determination shall be conclusive absent manifest error.

SECTION 2.08. Taxes.

(a) Any and all payments to the Lender under this Agreement and any Security Document by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased by the amount (“Additional Amount”) necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender (or any Transferee), receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Without duplication of clause (iii) of Section 2.08(a), the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify the Lender , within twenty (20) days after written demand therefor (which written demand shall be made within thirty (30) days after the date the Lender receives written demand for payment of such Indemnified Taxes or Other Taxes from the relevant Governmental Authority; provided, however, that the failure of any of the above mentioned parties to provide such written demand shall not limit the Borrower’s obligation to indemnify the Lender for any Indemnified Taxes or Other Taxes nor shall it subject any such person to any additional costs or liabilities), for the full amount of any Indemnified Taxes or Other Taxes paid by the Lender , as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that the Borrower shall not be obligated to make payment to the Lender pursuant to this Section 2.08(c) in respect of penalties, interest and other similar liabilities attributable to such Indemnified Taxes or Other Taxes if such penalties, interest or other similar liabilities are attributable to the gross negligence or willful misconduct of the person seeking indemnification. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.

(d) If the Lender shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Indemnified Taxes or Other Taxes paid by the Borrower pursuant to this Section 2.08, including Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid Additional Amounts, pursuant to this Section 2.08, it shall promptly notify the Borrower of the availability of such refund claim and, if the Lender determines in good faith that making a claim for refund will not have any adverse consequence to its taxes or business operations, shall, within thirty (30) days after receipt of a request by the Borrower, make a claim to such Governmental Authority for such refund at the Borrower’s expense. If the Lender receives a refund in respect of any Indemnified Taxes or Other Taxes paid by the Borrower pursuant to this Section 2.08, it shall within thirty (30) days from the date of such receipt pay over such refund to the Borrower (but only to the extent of Indemnified Taxes or Other Taxes paid pursuant to this Section 2.08, including indemnity payments made or Additional Amounts paid, by the Borrower under this Section 2.08 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender, and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of the Lender, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority.

(e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Lender.

(f) The Lender shall (i) deliver to the Borrower, upon the written request of the Borrower, two original copies of United States Internal Revenue Form W-9 or any successor form, properly completed and duly executed by the Lender, certifying that the Lender is exempt from United States backup withholding Tax on payments of interest made under this Agreement and the Security Documents and (ii) thereafter at each time it is so reasonably requested in writing by the Borrower, deliver within a reasonable time two original copies of an updated Form W-9 or any successor form thereto.

SECTION 2.09. Payments Generally. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.08, or otherwise) prior to 5:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. All such payments shall be made to the Lender at such account as the Lender shall designate by written notice to the Borrower delivered at least five (5) Business Days prior to the Initial Payment Date, or to such other account as the Lender shall subsequently specify in a written notice to the Borrower. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

SECTION 2.10. Priority and Liens. Each Loan Party hereby covenants, represents and warrants that, upon entry of the DIP Order, the obligations of the Loan Parties with respect to the Loans shall at all times be secured by a valid Lien on the Collateral pursuant to Section 364(c)(3) of the Bankruptcy Code, which Lien shall be a valid and perfected Lien of the same nature and character as, but junior to, the Liens securing the obligations owing to the ATSB Lender Parties, subject only to Permitted Encumbrances.

ARTICLE III

Guaranty

SECTION 3.01. The Guaranty. The Guarantors hereby jointly and severally guarantee to the Lender and its respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lender to the Borrower and all other amounts from time to time owing to the Lender by the Borrower under this Agreement and by the Borrower to the Lender under this Agreement and the Security Documents (insofar as the obligations under the Security Documents pertain to this Agreement), in each case strictly in accordance with the terms hereof or thereof (such obligations being herein collectively called the “Guarantied Obligations”). The Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guarantied Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guarantied Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

SECTION 3.02. Obligations Unconditional. The joint and several obligations of the Guarantors under Section 3.01 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or the Security Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guarantied Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3.02 that the joint and several obligations of the Guarantors hereunder shall be absolute and unconditional, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain absolute and unconditional as described above:

(i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guarantied Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or the Security Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Guarantied Obligations shall be accelerated, or any of the Guarantied Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any Security Document or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guarantied Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any change in the structure or ownership of the Borrower, a Guarantor or any of their Affiliates; or

(v) any lien or security interest granted to, or in favor of, the Lender as security for any of the Guarantied Obligations shall fail to be perfected.

Each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices (except as expressly provided herein) whatsoever, and any requirement that the Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any Security Document or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guarantied Obligations.

SECTION 3.03. Reinstatement. The joint and several obligations of the Guarantors under this Article III shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or a Guarantor in respect of the Guarantied Obligations is rescinded or must be otherwise restored by any holder of any of the Guarantied Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Guarantors jointly and severally agree that they will indemnify the Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by the Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

SECTION 3.04. Subrogation. Each Guarantor hereby agrees that until the payment and satisfaction in full of all Guarantied Obligations and the expiration and termination of the Commitments of the Lender under this Agreement, such Guarantor shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 3.01 hereof, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guarantied Obligations or any security for any of the Guarantied Obligations.

SECTION 3.05. Remedies. Each Guarantor agrees that, as between such Guarantor and the Lender, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VIII hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VIII) for purposes of Section 3.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by such Guarantor for purposes of said Section 3.01.

SECTION 3.06. Instrument for the Payment of Money. Each Guarantor hereby agrees that the guarantee in this Article III constitutes an “instrument for the payment of money” within the meaning and for purposes of New York CPLR Section 3213, and consents and agrees that the Lender, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213 with respect thereto.

SECTION 3.07. Continuing Guaranty. The guaranty in this Article III is a continuing guarantee, and shall apply to all Guarantied Obligations whenever arising.

ARTICLE IV

Representations and Warranties

SECTION 4.01. Joint Representations and Warranties of the Guarantors and the Borrower. Each Guarantor and the Borrower represents and warrants to the Lender, jointly and severally, that as of the effective date of this Agreement:

(a) Each of the Borrower, each Guarantor and each of their respective Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and, pursuant to Sections 1107 and 1108 of the Bankruptcy Code and the orders of the Bankruptcy Court, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect on the business operations of the Guarantors and the Borrower and their respective Subsidiaries, taken as whole, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

(b) The Transactions to be consummated by the Borrower and the Guarantors are within the respective corporate powers of the Borrower and the Guarantors (subject to entry of the DIP Order) and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement and each other Loan Document has been duly executed and delivered by the Borrower and the Guarantors (as applicable) and constitutes, subject to the entry of the DIP Order, a legal, valid and binding obligation of the Borrower and the Guarantors, respectively, enforceable in accordance with its terms.

(c) With respect to the Borrower and the Guarantors, the consummation of the Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for entry of the DIP Order and any filings required in connection with the Security Documents and except such as have been obtained or made and are in full force and effect and except where failure to obtain such consent, approval, registration, filing or other action could not reasonably be expected to have a material adverse effect on the business operations of the Guarantors and the Borrower and their respective Subsidiaries, taken as whole, (ii) will not violate (A) any applicable law or regulation or (B) the charter, by-laws or other organizational documents of the Borrower, any Guarantor or any of their respective Subsidiaries or any order of any Governmental Authority and except, in each case, where such violation of applicable law or regulation could not reasonably be expected to have a material adverse effect on the business operations of the Guarantors and the Borrower and their respective Subsidiaries, taken as whole, (iii) will not violate or result in a default under any Postpetition agreement or Postpetition loan agreement or any other Postpetition indebtedness agreement or instrument of indebtedness binding upon the Borrower, any Guarantor or any of their respective Subsidiaries or its assets except where such default or violation could not reasonably be expected to have a material adverse effect on the business operations of the Guarantors and the Borrower and their respective Subsidiaries, taken as whole, (iv) will not result in the creation or imposition of any Lien (other than Permitted Encumbrances) on any asset of the Borrower, any Guarantor or any of their respective Subsidiaries, and (v) will not result in the creation or imposition of any Lien (other than Permitted Encumbrances) on any Collateral. Upon the entry of the DIP Order and the filings described in (i) above, the Lender (and its successors and assigns) shall have a valid, perfected DIP Security Interest in and to the Collateral as provided for herein, subject only to Permitted Encumbrances.

(d) The performance of any action by the Borrower or the Guarantors required or contemplated by this Agreement or any other Loan Document is not restrained or enjoined by any order of the Bankruptcy Court or by any Governmental Authority (either temporarily, preliminarily or permanently).

(e) Neither the Borrower, nor any Guarantor nor any of their respective Subsidiaries is (i) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (ii) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

(f) Each of the Borrower, the Guarantors and their respective Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (i) to the extent that the failure to do so could not reasonably be expected to result in a material adverse effect on the business operations of the Guarantors and the Borrower and their respective Subsidiaries, taken as whole, (ii) with respect to Taxes that are being contested in good faith by appropriate proceedings and for which such Guarantor, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves, and (iii) with respect to Taxes that relate to a Tax Period (or portion thereof) ending on or before the commencement of the Chapter 11 Case and that first became due and payable after the time of the commencement of the Chapter 11 Case.

(g) The obligations of the Guarantors and the Borrower hereunder will at all times rank senior in right of payment with any and all administrative expense claims against the Borrower and the Guarantors of the kind specified in Section 503(b) of the Bankruptcy Code but subordinate and junior to the super-priority claims granted to the ATSB Lender Parties under the ATSB Loan Agreement (including that portion thereof relating to the carve-outs therein) and the First Supplemental Cash Collateral Order.

(h) The properties, business and operations of the Borrower and the Guarantors are insured or reinsured with financially sound and reputable insurance companies or by way of self-insurance, in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses.

(i) Each of the Borrower and the Guarantors has (i) good, marketable and insurable fee title to (in the case of fee interests in real property), (ii) valid, and in the case of leasehold interests in real property, insurable, leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of the properties and assets necessary to the conduct of its business.

(j) The Loan Partners have delivered to the Lender a true and correct copy of the ATSB Loan Agreement, including any amendments, supplements and modifications through the date hereof.

SECTION 4.02. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lender that as of the effective date of this Agreement:

(a) Subject to Section 2.06, the proceeds of the Loans will be used only for general corporate purposes.

(b) After giving effect to the transactions contemplated hereby and the closing hereof on the Closing Date, there has not occurred any event which constitutes a Default which is presently continuing.

(c) As of the Closing Date, there has been no Catastrophic Adverse Change.

(d) The Borrower is a Certificated Air Carrier.

SECTION 4.03. Representations and Warranties of the Lender. The Lender represents and warrants to the Guarantors and the Borrower that as of the effective date of this Agreement:

(a) The Lender is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect on the business operations of the Lender, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

(b) The Transactions to be consummated by the Lender are within the corporate powers of the Lender and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement and each other Loan Document has been duly executed and delivered by the Lender (as applicable) and constitutes a legal, valid and binding obligation of the Lender, enforceable in accordance with its terms.

(c) With respect to the Lender, the consummation of the Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except where failure to obtain such consent, approval, registration, filing or other action could not reasonably be expected to have a material adverse effect on the business operations of the Lender, (ii) will not violate (A) any applicable law or regulation or (B) the charter, by-laws or other organizational documents of the Lender or any order of any Governmental Authority and except, in each case, where such violation of applicable law or regulation could not reasonably be expected to have a material adverse effect on the business operations of the Lender, (iii) will not violate or result in a default under any material agreement, including any agreement or instrument of indebtedness, binding upon the Lender or its assets, and (iv) will not result in the creation or imposition of any Lien on any asset of the Lender.

(d) The Lender is not organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia.

ARTICLE V

Conditions

SECTION 5.01. Closing Date. The obligation of the Lender to make the Loans to the Borrower on the Closing Date is subject to the satisfaction of the following conditions precedent on or before the Closing Date:

(a) The Lender shall have received the following documents, each in form and substance reasonably satisfactory to the Lender, and in the case of the documents referred to in clauses (i) through (iii) of this Section 5.01(a), duly executed and delivered by all the parties thereto:

(i) this Agreement;

(ii) the Notice of Borrowing;

(iii) the Tranche A Note;

(iv) a copy of the Certificate of Incorporation of each of the Guarantors and the Borrower and all amendments and supplements thereto filed in the office of the Secretary of State of the State of Delaware, each certified by said Secretary of State as being a true and correct copy thereof;

(v) a short form certificate of good standing of the Secretary of State of the State of Delaware for each of the Guarantors and the Borrower, dated within ten (10) Business Days of the Closing Date, stating that the Guarantor and the Borrower, as the case may be, is in good standing in said State;

(vi) a copy, certified by the Secretary or an Assistant Secretary of each Guarantor, of the by-laws of such Guarantor and of the resolutions of the board of directors of such Guarantor duly authorizing the execution, delivery and performance of this Agreement;

(vii) a copy, certified by the Secretary or an Assistant Secretary of the Borrower, of the by-laws of the Borrower and of the resolutions of the board of directors of the Borrower duly authorizing the Transactions to be consummated by the Borrower; and

(viii) an incumbency certificate of the Secretary or an Assistant Secretary of each of the Guarantors and the Borrower, certifying the names and true signatures of the officers of the Guarantors and the Borrower authorized to sign the Loan Documents and the other documents to be executed and delivered by the Guarantors and the Borrower pursuant to this Agreement.

(b) UCC financing statements covering all the DIP Security Interest in the Collateral created by or pursuant to the Security Documents shall have been delivered by the Borrower to the Lender and such financing statements, or other statements or documents to the same purposes, shall have been duly filed or shall be delivered to the Lender on or prior to the Closing Date and there shall have been taken all other action as the Lender may reasonably request or as shall be necessary to perfect such security interests to the extent required herein and by the applicable Security Documents.

(c) The Borrower shall reasonably cooperate with the Lender to take such action as may be reasonably necessary to create valid, perfected and enforceable security interests to the extent of the DIP Security Interest in the Collateral (subject only to Permitted Encumbrances) to the extent required by the applicable Security Documents and as provided for herein. Such actions shall include, but not be limited to, the filings referred to in clause (b) of this Section 5.01

(d) The Borrower shall continue to have access to the Cash Collateral pursuant to the First Supplemental Cash Collateral Order or otherwise.

(e) The Loan Parties shall have Unrestricted Cash (as defined in the ATSB Loan Agreement) of not less than $325 million as may be adjusted pursuant to Section 6.05 hereof.

(f) There shall not have occurred a Catastrophic Adverse Change.

(g) (i) The representations and warranties of the Borrower contained in this Agreement shall be true and correct on and as of the Closing Date, before and after giving effect to the making of any Loan on such date and to the application of the proceeds therefrom, as though made on and as of such Closing Date (except to the extent any such representation or warranty by its terms is made as of a specified date in which event such representation and warranty shall be true and correct in all material respects as of such specified date), and the Lender shall have received a certification to such effect in a certificate dated the Closing Date and signed by the President, a Vice President or a Financial Officer of the Borrower, and (ii) the representations and warranties of the Guarantors contained in this Agreement shall be true and correct on and as of the Closing Date, before and after giving effect to the making of any Loan on such date and to the application of the proceeds therefrom, as though made on and as of such Closing Date (except to the extent any such representation or warranty by its terms is made as of a specified date in which event such representation and warranty shall be true and correct in all material respects as of such specified date), and the Lender shall have received a certification to such effect in a certificate dated the Closing Date and signed by the President, a Vice President or a Financial Officer of the Parent.

(h) No Default shall have occurred and be continuing, and the Lender shall have received a certification to such effect in a certificate dated the Closing Date, and signed by the President, a Vice President or a Financial Officer of the Borrower.

(i) The Bankruptcy Court shall have entered the DIP Order, and the DIP Order shall be in full force and effect, and the consummation of the transactions contemplated hereby shall not be stayed by an order of a court of competent jurisdiction.

SECTION 5.02. Draw Date. The obligation of the Lender to make any Loan on the Closing Date or on any Draw Date is subject to the satisfaction of the following conditions precedent on or before such Draw Date:

(a) The Borrower and the Lender shall have entered into the JSA Agreement, such agreement shall have been approved by the Bankruptcy Court and the Borrower shall not be in default thereunder.

(b) The Loan Parties shall have Unrestricted Cash (as defined in the ATSB Loan Agreement) in an amount not less than the minimum Unrestricted Cash as required and determined under the First Supplemental Cash Collateral Order, plus (i) on the Tranche B Borrowing Date or the Rescheduled Draw Date with respect to the Tranche B Loan, as applicable, one-half of the amount previously funded by the Lender under the DIP Credit Facility and (ii) on the Tranche C Borrowing Date or the Rescheduled Draw Date with respect to the Tranche C Loan, as applicable, one-third of the amounts previously funded by the Lender under the DIP Credit Facility.

(c) In the case of the Tranche B Loan, the Tranche A Loan shall have been funded by the Lender, and in the case of the Tranche C Loan, the Tranche B Loan shall have been funded, and, in each case, the Borrower shall not have prepaid the Loans.

(d) No Event of Default shall have occurred and be continuing, and the Lender shall have received a certification to such effect in a certificate dated the Draw Date, and signed by the President, a Vice President or a Financial Officer of the Borrower or shall be deemed to have received a certification to such effect in accordance with Section 2.03.

(e) The representations and warranties of the Guarantors and the Borrower contained in Sections 4.01(a), (b) and (c) shall be true and correct on and as of such Draw Date, before and after giving effect to the making of any Loan on such date and to the application of the proceeds therefrom, as though made on and as of such Draw Date, and the Lender shall have received a certification to such effect in the Notice of Borrowing dated as of such Draw Date or shall be deemed to have received a certification to such effect in accordance with Section 2.03.

ARTICLE VI

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on the Loans and all fees payable hereunder shall have been paid in full, each of the Guarantors and the Borrower covenants and agrees with the Lender that:

SECTION 6.01. Notices of Material Events. The Guarantors and the Borrower will furnish to the Lender prompt written notice of the occurrence of any Payment Default or Event of Default. Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the applicable Guarantor or the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 6.02. Existence; Conduct of Business; Books and Records. Each of the Guarantors and the Borrower will do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, sale of assets or dissolution permitted under Section 7.01 or the cancellation, non-renewal, lapse, assignment, transfer, sale, lease, license or other disposition (collectively, a “Disposition”) of any such rights, licenses, permits, privileges or franchises if such Disposition is in accordance with a Chapter 11 Plan. Each of the Guarantors and the Borrower will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will do or cause to be done all things necessary to at all times be a Certificated Air Carrier.

SECTION 6.03. Payment of Obligations. Each of the Guarantors and the Borrower will pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a in a material adverse effect on the business operations of the Guarantors and the

Borrower and their respective Subsidiaries, taken as whole, before the same shall become delinquent or in default, except (i) with respect to Taxes that relate to a Tax period (or portion thereof) ending on or before the commencement of the Chapter 11 Case and that first became due and payable after the time of the commencement of the Chapter 11 Case or (ii) where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Guarantor or the Borrower, as the case may be, has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a material adverse effect on the business operations of the Guarantors and the Borrower and their respective Subsidiaries, taken as whole.

SECTION 6.04. Maintenance of Properties; Insurance. Each of the Guarantor and the Borrower will (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies or by way of self-insurance, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses.

SECTION 6.05. Asset Sales. Each of the Guarantors and the Borrower will comply with the terms of the First Supplemental Cash Collateral Order with respect to “Asset Sales” (as defined in the ATSB Loan Agreement). To the extent that the ATSB Lenders do not require that the Loan Parties apply all “Net Cash Proceeds” (as defined in the ATSB Loan Agreement) realized from asset sales or similar agreements in excess of $20 million, individually or in the aggregate, to the obligations of the Loan Parties under the ATSB Loan Agreement, the minimum Unrestricted Cash required under Section 5.01(e), 5.02(b) and 7.01(e) herein shall be adjusted by adding to the then minimum Unrestricted Cash requirement fifty percent (50%) of such realized Net Cash Proceeds, and subtracting therefrom one hundred percent (100%) of the amount of such Net Cash Proceeds actually paid to the ATSB Lender Parties.

SECTION 6.06. Delivery of Reports. Each of the Guarantors and the Borrower shall deliver to the Lender monthly reports of operating data, and, upon the Lender’s reasonable request, periodic financial statements, including weekly cash flow statements, in each case in such form as is delivered to the ATSB Lender Parties.

SECTION 6.07. Compliance with Laws. Each of the Guarantors and the Borrower will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect on the business operations of the Guarantors and the Borrower and their respective Subsidiaries, taken as whole.

SECTION 6.08. Further Assurances. Each of the Guarantors and the Borrower will, at its own expense, promptly and duly execute and deliver to the Lender upon the Lender’s reasonable request such further documents and instruments and take such further action, including without limitation the Security Documents, as may be necessary in order effectively to carry out the intent and purpose of this Agreement and the other Loan Documents and to establish and protect the rights and remedies created or intended to be created in favor of the Lender hereunder and thereunder.

SECTION 6.09. Shares Repayment Alternative. In the event that the Borrower shall not have prepaid the Loans pursuant to Section 2.05 and the Chapter 11 Plan shall become effective, the Guarantors and the Borrower shall implement the following covenants and conditions in connection with the consummation of the Chapter 11 Plan:

(a) Equity; Capital Structure. In connection with the emergence of the Guarantors and the Borrower from Chapter 11 and the consummation of the Chapter 11 Plan, the Reorganized Parent will have minimum equity capital of $225 million, which with all other equity capital of the Reorganized Parent, will be invested only in a single class of common stock, the New Common Stock, with all such New Common Stock having the same voting rights, and shall have no other class of capital stock authorized in its charter other than the New Common Stock. In addition to the Lender, it is anticipated that there will be up to two (2) additional Substantial Investors, who will also receive New Common Stock in exchange for their respective new investments. On the Effective Date, other than the New Common Stock issued in connection with the Chapter 11 Plan, and the GECC Convertible Note, the Reorganized Parent shall not, without the prior written consent of the Lender, issue any other class of equity securities, or other securities exchangeable for or convertible into equity securities. The Reorganized Parent alone, and not any Affiliate of the Reorganized Parent, shall issue equity securities in connection with the consummation of the Chapter 11 Plan.

(b) Corporate Governance.

(i) From and after the Effective Date, the Lender shall have the right to designate three (3) members of the Board of Directors of the Reorganized Parent, two (2) of which shall be Independent Directors qualified as such by the Nominating Committee. In addition to the members designated by the Lender, the Board of Directors shall include the Chief Executive Officer of the Reorganized Parent and not less than two (2) Independent Directors designated by the Chief Executive Officer after consultation with the Creditors’ Committee, and shall also include three (3) members, two (2) of which shall be Independent Directors, designated by each Substantial Investor other than the Lender for each $100 million increment invested by such Substantial Investor in the Reorganized Parent in connection with the Chapter 11 Plan. All Independent Directors shall be qualified as such by the Nominating Committee, subject to the right of the Lender and each Substantial Investor to veto any Independent Director not designated by the Lender or a Substantial Investor.

(ii) In the event that the Reorganized Parent shall issue shares of New Common Stock to any Substantial Investor who invests less than $200 million and is entitled to designate more than three (3) members of the Board of Directors, the Lender shall be entitled to designate members to the Board of Directors on the same proportionate basis as such Substantial Investor (and with a proportionate number to be Independent Directors), and to the extent necessary, the Board of Directors shall be increased accordingly. The Lenders shall be entitled to designate three (3) members of the Board of Directors of the Reorganized Parent for so long as the Lender shall maintain more than 50% of its investment in the Reorganized Parent; the right to designate two (2) such members for so long as it shall maintain 30% of its investment; and the right to designate one (1) such investor so long as it maintains 12% of its investment in the Reorganized Parent.

(c) Registration Rights and Listing of New Common Stock. After the consummation of the Chapter 11 Plan, the Reorganized Parent shall use its commercially reasonable efforts to cause (i) the listing or quotation of the New Common Stock on a national stock exchange or the NASDAQ National Market System as soon as reasonably practicable, but in all events not later than 180 days after the consummation of the Chapter 11 Plan, and (ii) a registration statement to be filed and declared effective upon the expiration of 12 months from the consummation of the Chapter 11 Plan, and shall keep such registration statement effective for two (2) years thereafter.

(d) Investment and Shareholders Agreements. In connection with the consummation of the Chapter 11 Plan, the Reorganized Parent and the Lender shall enter into certain agreements relative to the Lender’s investment in the Reorganized Parent, as follows:

(i) The Lender and the Reorganized Parent each agrees to enter into a shareholders agreement with the other Substantial Investor(s) containing customary terms and conditions reasonably acceptable to the Lender, including, without limitation, provisions intended to preserve the corporate governance agreements provided for above and restrictions on transactions by the Reorganized Parent or its Subsidiaries with Affiliates, and the Reorganized Parent shall cause each other Substantial Investor to enter into a shareholders agreement reasonably satisfactory to the Lender.

(ii) The Lender and the Reorganized Parent each further agrees to enter into an investment agreement containing customary terms and conditions reasonably acceptable to the Lender, including, without limitation, provisions that preserve the rights of the Lender pursuant to Section 6.09(f) below.

In connection with such shareholders agreement and investment agreement, in addition to the rights set forth above, the Lender shall be accorded rights typically available to significant equity investors, including rights commonly referred to as “tag-a-long rights”, “registration rights” and “piggyback registration rights”.

(e) Restrictions on Sale. The Lender agrees not to sell any New Common Stock prior to the earlier of the 12 month anniversary of the Effective Date and the date that is six (6) months after the date on which shares of New Common Stock are first distributed under the Chapter 11 Plan to the holders of allowed, unsecured claims in the Chapter 11 Case, and thereafter agrees that during any six (6) month period the Lender shall not sell, transfer or dispose of more than twenty-five percent (25%) of the New Common Stock issued to the Lender in connection with the consummation of the Chapter 11 Plan. In addition, the Lender agrees not to sell, transfer or dispose of the New Common Stock in any manner that will, in one or more transactions, cause a change of control event for purposes of any collective bargaining agreement of the Reorganized Parent.

(f) Terms of Additional Investments. If the Borrower, the Guarantors or any of their respective Affiliates provides to any Person (including, but not limited to, any other

Substantial Investor) that commits to acquire any shares of New Common Stock or any other equity securities, or other securities exchangeable for or convertible into equity securities, of the Reorganized Parent in connection with the Chapter 11 Plan, any terms relating to such acquisition more favorable than those applicable to the Lender, then, in each such case, the Borrower shall provide written notice to the Lender of such more favorable terms (the “Notice”). Within ten (10) business days following receipt of the Notice, the Lender may by written notice to the Borrower elect to accept any of the more favorable terms to apply to the Lender hereunder. If the Lender does not so elect within such ten (10) business day period, the Lender shall have waived its right to accept the more advantageous terms that were described in the Notice. Anything in this Section 6.09(f) to the contrary notwithstanding, the election provided to the Lender herein shall not be applicable with respect to any distributions of New Common Stock, subscription rights, or securities exchangeable for or convertible into equity securities in the Reorganized Parent to the extent that the distributions of such securities and rights are to any creditors, shareholders, management, or employees of the Loan Parties, or on account of the GECC Convertible Note, in connection with the Chapter 11 Plan.

ARTICLE VII

Negative Covenants

Until the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each of the Guarantors and the Borrower covenants and agrees with the Lender that:

SECTION 7.01. Fundamental Changes.

(a) No Loan Party will wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, sell or otherwise dispose of all or substantially all of its property or assets, except as contemplated by the Chapter 11 Plan or a sale pursuant Section 363 of the Bankruptcy Code in connection with the Chapter 11 Plan.

(b) No Loan Party will engage to any material extent in any business other than businesses of the type conducted by each of the Loan Parties on the date of execution of this Agreement and businesses reasonably related thereto.

(c) No Loan Party will undergo a Change in Control except as contemplated by the Chapter 11 Plan.

(d) No Loan Party shall permit to exist any Liens on the Collateral that are senior to or pari passu with the DIP Credit Facility, except for Permitted Encumbrances.

(e) Subject to adjustment pursuant to Section 6.05, the Loan Parties will not permit Unrestricted Cash (as defined in the ATSB Loan Agreement) to be less than $325 million.

SECTION 7.02. The DIP Order. No Loan Party will, or permit any of its Subsidiaries to, make or permit to be made any change, amendment or modification, or any application or motion for any change, amendment or modification, to the DIP Order without the prior written consent of the Lender.

ARTICLE VIII

Events of Default

SECTION 8.01. If any of the following events (“Events of Default”) shall occur:

(a) Any Loan Party fails to pay any principal of any Loan when and as the same becomes due and payable, whether at the scheduled due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) Any Loan Party fails to pay any interest, fee or any other amount (other than an amount referred to in Section 8.01(a)) payable by such Person under this Agreement or any Security Document, when and as the same becomes due and payable, and such failure shall continue unremedied for a period of five (5) Business Days or more;

(c) The guaranty contained in Section 3.01 or any provision thereof as executed by the Guarantor shall cease to be in full force or effect, or a Guarantor or any person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under such guaranty or such Guarantor shall default (after giving effect to any applicable grace period) in any material respect in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to such guaranty;

(d) An “Event of Default,” as defined in the JSA Agreement, by the Borrower shall have occurred and be continuing thereunder;

(e) The Chapter 11 Case shall be dismissed (or the Bankruptcy Court shall make a ruling requiring the dismissal of the Chapter 11 Case), suspended or converted to a case under chapter 7 of the Bankruptcy Code or of a liquidation shall be implemented in the Chapter 11 Case;

(f) Sale of all or substantially all of the Borrower’s assets unless consummated as part of the Chapter 11 Plan;

(g) The Borrower shall no longer have access to Cash Collateral, pursuant to the First Supplemental Cash Collateral Order or otherwise;

then, and in every such event, and at any time thereafter during the continuance of such event, the Lender may, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued and unpaid interest thereon and all fees and other obligations of the Borrower accrued and unpaid hereunder, shall become due and payable within five (5) Business Days of the occurrence of such Event of Default, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Guarantors and the Borrower. In addition, the Lender shall be entitled to exercise any other rights and remedies of a secured creditor arising under applicable law or the Security

Documents; provided, however, that the Lender may not undertake any enforcement action with respect to the Collateral that is objected to, on a reasonable basis, by the ATSB; and provided, further, however, with respect to remedies against the Collateral, the Lender shall provide five (5) Business Days prior notice to the Guarantors, the Borrower, the Creditors’ Committee and the ATSB (which notice may be given contemporaneously with the notice of acceleration).

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or electronically as follows:

(a) if to the Borrower, to US Airways, Inc., 2345 Crystal Drive, Arlington, Virginia 22227, Attention of General Counsel (Telecopy No. 703-872-5936);

(b) if to the Guarantors, to US Airways Group, Inc., 2345 Crystal Drive, Arlington, Virginia 22227, Attention of General Counsel (Telecopy No. 703-872-5936);

(c) if to the Lender, to Eastshore Aviation, LLC, W6390 Challenger Drive, Suite 203, Appleton, WI 54924, Attention: Christine Deister (Telecopy No. 920-749-7158); or

(d) if to the Creditors’ Committee, to Otterbourg, Steindler, Houston & Rosen, P.C., 230 Park Avenue, New York, NY 10169, Attention: Scott L. Hazan, Esq. and Brett H. Miller, Esq. with a copy to: Vorys, Sater, Seymour and Pease LLP, 277 South Washington Street, Suite 310, Alexandria, VA 22314-3674, Attention: Malcolm M. Mitchell, Jr., Esq.; or

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. Any party may advise the other of an electronic address where notices hereunder may be received. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02. Waivers; Amendments.

(a) No failure or delay by the Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Documents or consent to any departure by the Guarantor or the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default regardless of whether the Lender may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement or any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Guarantor, the Borrower and the Lender.

SECTION 9.03. Expenses

(a) The Loan Parties jointly and severally agree to pay in accordance with the provisions of the DIP Order all reasonable out-of-pocket expenses incurred by the Lender, including the reasonable fees, charges and disbursements of counsel for the Lender (i) whether or not the transactions contemplated hereby are consummated, in connection with the Lender’s due diligence investigation of the Loan Parties, the negotiation of the term sheet related to the DIP Credit Facility, the negotiation, execution and delivery of this Agreement and the other Loan Documents, (ii) in connection with consummation of the transactions contemplated by this Agreement and the other Loan Documents, (iii) in connection with the Lender’s participation in the Chapter 11 Case and the formulation of the Chapter 11 Plan, (iv) in connection with the enforcement or protection of its rights under this Agreement and the other Loan Documents upon entry of the final DIP Order, and (v) in connection with the preservation of, or the sale of, collection from or other realization upon any of the Collateral. Notwithstanding the foregoing, the Loan Parties obligations with respect to out-of-pocket expenses of the Lender under clauses (i) through (iv) above are limited to $200,000.

(b) All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no party hereto may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the other parties (and any attempted assignment or transfer by such party without the consent of the other parties shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and any legal or equitable right, remedy or claim under or by reason of this Agreement) any right or remedy provided for hereunder.

SECTION 9.05. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate related documents and agreements executed in connection herewith constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Subject to the provisions of Section 5.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.07. Governing Law; Jurisdiction; Consent to Service of Process.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) Each of the Guarantors, the Borrower and the Lender hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Bankruptcy Court, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the Bankruptcy Court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Guarantors, the Borrower and the Lender hereby agrees that its respective submission to jurisdiction is made for the express benefit of the other parties and their respective successors, subrogees, and assigns. Each of the Guarantors, the Borrower and the Lender agrees that it will at all times continuously maintain a process agent (the “Process Agent”) to receive service of process in the City, County and State of New York on behalf of itself and its properties with respect to this Agreement and the other Loan Documents and shall give each party hereto written notice prior to any change of address for such agent, and in the event that, for any reason, the Process Agent named pursuant to this Section shall no longer serve as process agent to receive service of process on a Guarantor’s or the Borrower’s behalf, as the case may be, such Guarantor or the Borrower shall promptly appoint a successor Process Agent. In the event of the transfer of all or substantially all the assets and business of a Process Agent to any other corporation or Person, by consolidation, merger, sale of assets or otherwise, such other corporation shall be substituted hereunder for such Process Agent with the same effect as if named herein in place of such Process Agent. Nothing in this Agreement or any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c) Each of the Guarantors, the Borrower and the Lender hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.09. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

[signatures begin on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

US AIRWAYS, INC.,
Debtor and Debtor-in-Possession,
as Borrower,

By:
Name:
Title:

US AIRWAYS GROUP, INC.,
Debtor and Debtor-in-Possession,
as Guarantor,

By:
Name:
Title:

PSA AIRLINES, INC.,
Debtor and Debtor-in-Possession,
as Guarantor,

By:
Name:
Title:

PIEDMONT AIRLINES, INC.
Debtor and Debtor-in-Possession,
as Guarantor,

By:
Name:
Title:

MATERIAL SERVICES COMPANY, INC.
Debtor and Debtor-in-Possession,
as Guarantor,

By:
Name:
Title:

EASTSHORE AVIATION, LLC
as Lender

By:
Name:
Title:

SCHEDULE 1

to the Junior Secured

Debtor-in-Possession

Credit Facility Agreement

SHARES OF NEW COMMON STOCK

Schedule 1

In USD millions

AWAC DIP Loan(1)	Additional Equity Investment	Pre-Money Equity	Total Equity Value	AWAC Equity Ownership(2)
$125.0	$100.0	$250.0	$475.0	26.3158%
125.0	125.0	250.0	500.0	25.0000%
125.0	150.0	250.0	525.0	23.8095%
125.0	175.0	250.0	550.0	22.7273%
125.0	200.0	250.0	575.0	21.7391%
125.0	225.0	250.0	600.0	20.8333%
125.0	250.0	250.0	625.0	20.0000%
125.0	275.0	250.0	650.0	19.2308%

1.	Equity Investment assumed to be pari-passu with additional equity investors.
2.	If new money investment is more than $400 million, AWAC Equity Ownership will in no cases be lower than 19.2308%.

EXHIBIT A

to the Junior Secured

Debtor-in-Possession

Credit Facility Agreement

FORM OF NOTICE OF BORROWING

EASTSHORE AVIATION, LLC (the “Lender”)

W6390 Challenger Drive

Suite 203

Appleton, WI 54924

Attention: Christine Deister

Dated:

Reference is made to the Junior Secured Debtor-in-Possession Credit Facility Agreement, dated as of February 18, 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “DIP Credit Facility Agreement”), among US Airways, Inc., a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, as the Borrower, US Airways Group, Inc., PSA Airlines, Inc., Piedmont Airlines, Inc. and Material Services Company, Inc., each a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, as Guarantors and Eastshore Aviation, LLC, as the Lender. Capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in the DIP Credit Facility Agreement.

The Borrower hereby gives the Lender notice, irrevocably, pursuant to Section 2.03 of the DIP Credit Facility Agreement that the Borrower hereby requests the [Tranche A Loan/Tranche B Loan/Tranche C Loan] with respect to the Draw Date of [                    ], as determined in accordance with Section 2.02 of the DIP Credit Facility Agreement, and, in connection thereto, as required by Section 5.02 of the DIP Credit Facility Agreement, the Borrower hereby represents and warrants to the Lender that as of such Draw Date:

(a) The Borrower and the Lender have entered into the JSA Agreement, such agreement has been approved by the Bankruptcy Court and the Borrower is not in default under the JSA Agreement.

(b) The Loan Parties have Unrestricted Cash (as defined in the ATSB Loan Agreement) in an amount not less than the minimum Unrestricted Cash as required and determined under the ATSB Loan Agreement, plus [in the case of the Tranche B Loan, one-half, and in the case of the Tranche C Loan, one-third] of the amount previously funded by the Lender under the DIP Credit Facility.

(c) [In the case of the Tranche B Loan, the following representation shall be made: The Tranche A Loan has been funded by the Lender.] [In the case of the Tranche C Loan, the following representation shall be made: The Tranche B Loan has been funded.] and the Borrower has not prepaid the Loans.

(d) No Event of Default has occurred and is continuing; and

(e) The representations and warranties of the Guarantors and the Borrower contained in Sections 4.01(a), (b), and (c) of the DIP Credit Facility Agreement are true and correct on and as of such Draw Date, before and after giving effect to the making of any Loan on such Draw Date and to the application of the proceeds therefrom, as though made on and as of such Draw Date.

US AIRWAYS, INC.

By:
Name:
Title:

2

EXHIBIT B-1

to the Junior Secured

Debtor-in-Possession

Credit Facility Agreement

FORM OF TRANCHE A NOTE

Date:                     , 2005

New York, New York

FOR VALUE RECEIVED, the undersigned, US Airways, Inc. (the “Borrower”), unconditionally promises to pay to the order of Eastshore Aviation, LLC (the “Lender”) in lawful money of the United States of America, at the location and in the manner designated in the DIP Credit Facility Agreement (as hereinafter defined) an amount equal to Seventy-Five Million Dollars ($75,000,000) (the “Secured Promissory Loan”), together with total interest (“Interest”) on such Tranche A Loan and on any payment past due under this Secured Promissory Note (including past due Interest payments) which Interest shall accrue at the Interest Rate set forth in the DIP Credit Facility Agreement (as hereinafter defined). Capitalized terms used herein but not otherwise defined have the meaning ascribed to such terms in the DIP Credit Facility Agreement.

The Borrower shall pay the Lender Interest and principal with respect to the Tranche A Loan at such times as are specified in the DIP Credit Facility Agreement.

This Secured Promissory Note is the Tranche A Note referred to in Section 2.04(b) of that certain Junior Secured Debtor-in-Possession Credit Facility Agreement, dated as of February 18, 2005, among the Borrower, US Airways Group, Inc., PSA Airlines, Inc., Piedmont Airlines, Inc. and Material Services Company, Inc., as Guarantors, and the Lender (as amended, supplemented or otherwise modified from time to time, the “DIP Credit Facility Agreement”). The terms, covenants, and conditions of the DIP Credit Facility Agreement are by this reference incorporated herein, including without limitation, the provisions with respect to the acceleration of the maturity of this Secured Promissory Note upon the occurrence of an Event of Default.

The Borrower hereby irrevocably and unconditionally waives diligence, presentment, protest and demand, notice of protest, and dishonor and nonpayment.

The Borrower agrees to pay the reasonable costs and expenses of the holder hereof with respect to collection of this Secured Promissory Note, including, without limitation, reasonable attorneys’ fees and disbursements in the event that any action, suit or proceeding is brought by the holder to collect this Secured Promissory Note, subject to Section 9.03(a) of the DIP Credit Facility.

THIS SECURED PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

IN WITNESS WHEREOF, the undersigned has signed below as of the date first written above.

US AIRWAYS, INC.

By:
Name:
Title:

2

EXHIBIT B-2

to the Junior Secured

Debtor-in-Possession

Credit Facility Agreement

FORM OF TRANCHE B NOTE

Date:             , 2005

New York, New York

FOR VALUE RECEIVED, the undersigned, US Airways, Inc. (the “Borrower”), unconditionally promises to pay to the order of Eastshore Aviation, LLC (the “Lender”) in lawful money of the United States of America, at the location and in the manner designated in the DIP Credit Facility Agreement (as hereinafter defined) an amount equal to Twenty-Five Million Dollars ($25,000,000) (the “Secured Promissory Loan”), together with total interest (“Interest”) on such Tranche A Loan and on any payment past due under this Secured Promissory Note (including past due Interest payments) which Interest shall accrue at the Interest Rate set forth in the DIP Credit Facility Agreement (as hereinafter defined). Capitalized terms used herein but not otherwise defined have the meaning ascribed to such terms in the DIP Credit Facility Agreement.

The Borrower shall pay the Lender Interest and principal with respect to the Tranche A Loan at such times as are specified in the DIP Credit Facility Agreement.

This Secured Promissory Note is the Tranche A Note referred to in Section 2.04(b) of that certain Junior Secured Debtor-in-Possession Credit Facility Agreement, dated as of February 18, 2005, among the Borrower, US Airways Group, Inc., PSA Airlines, Inc., Piedmont Airlines, Inc. and Material Services Company, Inc. as Guarantors, and the Lender (as amended, supplemented or otherwise modified from time to time, the “DIP Credit Facility Agreement”). The terms, covenants, and conditions of the DIP Credit Facility Agreement are by this reference incorporated herein, including without limitation, the provisions with respect to the acceleration of the maturity of this Secured Promissory Note upon the occurrence of an Event of Default.

The Borrower hereby irrevocably and unconditionally waives diligence, presentment, protest and demand, notice of protest, and dishonor and nonpayment.

The Borrower agrees to pay the reasonable costs and expenses of the holder hereof with respect to collection of this Secured Promissory Note, including, without limitation, reasonable attorneys’ fees and disbursements in the event that any action, suit or proceeding is brought by the holder to collect this Secured Promissory Note, subject to Section 9.03(a) of the DIP Credit Facility.

THIS SECURED PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

IN WITNESS WHEREOF, the undersigned has signed below as of the date first written above.

US AIRWAYS, INC.

By:
Name:
Title:

2

EXHIBIT B-3

to the Junior Secured

Debtor-in-Possession

Credit Facility Agreement

FORM OF TRANCHE C NOTE

Date:             , 2005

New York, New York

FOR VALUE RECEIVED, the undersigned, US Airways, Inc. (the “Borrower”), unconditionally promises to pay to the order of Eastshore Aviation, LLC (the “Lender”) in lawful money of the United States of America, at the location and in the manner designated in the DIP Credit Facility Agreement (as hereinafter defined) an amount equal to Twenty-Five Million Dollars ($25,000,000) (the “Secured Promissory Loan”), together with total interest (“Interest”) on such Tranche A Loan and on any payment past due under this Secured Promissory Note (including past due Interest payments) which Interest shall accrue at the Interest Rate set forth in the DIP Credit Facility Agreement (as hereinafter defined). Capitalized terms used herein but not otherwise defined have the meaning ascribed to such terms in the DIP Credit Facility Agreement.

The Borrower shall pay the Lender Interest and principal with respect to the Tranche A Loan at such times as are specified in the DIP Credit Facility Agreement.

This Secured Promissory Note is the Tranche A Note referred to in Section 2.04(b) of that certain Junior Secured Debtor-in-Possession Credit Facility Agreement, dated as of February 18, 2005, among the Borrower, US Airways Group, Inc., PSA Airlines, Inc., Piedmont Airlines, Inc., and Material Services Company, Inc., as Guarantors, and the Lender (as amended, supplemented or otherwise modified from time to time, the “DIP Credit Facility Agreement”). The terms, covenants, and conditions of the DIP Credit Facility Agreement are by this reference incorporated herein, including without limitation, the provisions with respect to the acceleration of the maturity of this Secured Promissory Note upon the occurrence of an Event of Default.

The Borrower hereby irrevocably and unconditionally waives diligence, presentment, protest and demand, notice of protest, and dishonor and nonpayment.

The Borrower agrees to pay the reasonable costs and expenses of the holder hereof with respect to collection of this Secured Promissory Note, including, without limitation, reasonable attorneys’ fees and disbursements in the event that any action, suit or proceeding is brought by the holder to collect this Secured Promissory Note, subject to Section 9.03(a) of the DIP Credit Facility.

THIS SECURED PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

IN WITNESS WHEREOF, the undersigned has signed below as of the date first written above.

US AIRWAYS, INC.

By:
Name:
Title:

2